Exhibit 99.1

                                   FOOTNOTES
                                   ---------

(1) This statement is being filed by The Goldman Sachs Group, Inc. ("GS Group"), Goldman, Sachs & Co. ("Goldman Sachs"), GS Capital Partners 2000, L.P. ("GSCP 2000"), GS Capital Partners 2000 Offshore, L.P. ("GSCP 2000 Offshore"), GS Capital Partners 2000 GmbH & Co. Beteiligungs KG ("GSCP Germany 2000"), GS Capital Partners 2000 Employee Fund, L.P. ("GSCP Employee 2000"), Bridge Street Special Opportunities Fund 2000, L.P. (" Bridge SO 2000"), Stone Street Fund 2000, L.P. ("Stone 2000"), Goldman Sachs Direct Investment Fund 2000, L.P. ("GS Direct 2000"), GS Private Equity Partners 2000, L.P. ("PEP 2000 LP"), GS Private Equity Partners 2000 Offshore Holdings, L.P. ("PEP 2000 Offshore LP"), GS Private Equity Partners 2000-Direct Investment Fund, L.P. ("PEP Direct" and, together with GSCP 2000, GSCP 2000 Offshore, GSCP Germany 2000, GSCP Employee 2000, Bridge SO 2000, Stone 2000, GS Direct 2000, PEP 2000 LP, PEP 2000 Offshore LP, the "Limited Partnerships"), GS Advisors 2000, L.L.C. ("GS Advisors 2000"), Goldman, Sachs Management GP GmbH ("GS GmbH"), Bridge Street Special Opportunities Fund 2000, L.L.C. ("Bridge SO 2000 LLC"), Stone Street 2000, L.L.C. ("Stone 2000 GP"), GS Employee Funds 2000 GP, L.L.C. ("GS Employee 2000 LLC"), GS PEP 2000 Advisors, L.L.C. ("PEP 2000 LLC"), GS PEP 2000 Offshore Holdings Advisors, Inc. ("PEP 2000 Offshore Inc."), GS PEP 2000 Direct Investment Advisors, L.L.C. ("PEP Direct LLC", and together with the Limited Partnerships, GS Group, Goldman Sachs, GS Advisors 2000, GS GmbH, Stone 2000 GP, GS Employee 2000 LLC, PEP 2000 LLC, PEP 2000
     Offshore Inc., the "Reporting Persons"). Due to the electronic system's limitation of 10 Reporting Persons per joint filing, this statement is being filed in duplicate.

(2) Pursuant to an underwriting agreement, dated May 5, 2008 (the "Underwriting Agreement"), and in connection with the registered public offering of shares of common stock, par value $0.01 per share (the "Common Stock") of
     Burger King Holdings, Inc. (the "Company"), pursuant to the final prospectus filed by the Company on May 7, 2008, which offering was consummated on May 8, 2008, GSCP 2000 sold 2,481,803 shares of Common Stock; GSCP 2000 Offshore sold 901,793 shares of Common Stock; GSCP Germany 2000 sold 103,734 shares of Common Stock; GSCP Employee 2000 sold 788,059 shares of Common Stock; Bridge SO 2000 sold 36,509 shares of Common Stock; Stone 2000 sold 73,017 shares of Common Stock; GS Direct 2000 sold 121,695 shares of Common Stock; PEP 2000 LP sold 141,111 shares of Common Stock; PEP Offshore LP sold 48,505 shares of Common Stock; and PEP Direct sold 53,774 shares of Common Stock. Goldman Sachs was the sole underwriter under the Underwriting Agreement.


(3) Goldman Sachs beneficially owns directly and GS Group may be deemed to beneficially own indirectly 10,100 shares of the Common Stock. Goldman Sachs and GS Group may each be deemed to beneficially own indirectly, in the aggregate, 13,900,225 shares of Common Stock through the Limited Partnerships, of which affiliates of Goldman Sachs and GS Group are the general partner, managing general partner, managing partner, managing member or member. Goldman Sachs is a wholly-owned subsidiary of GS Group. Goldman Sachs is the investment manager of certain of the Limited Partnerships. Each of Goldman Sachs and GS Group disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein.

     GS Group may be deemed to beneficially own 17,994 shares of the Company's Common Stock pursuant to the 2006 Omnibus Incentive Plan, consisting of 8,036 deferred shares granted to Sanjeev K. Mehra and 9,958 deferred shares granted to Adrian M. Jones. Each of Sanjeev K. Mehra and Adrian M. Jones has an understanding with GS Group pursuant to which he holds such deferred shares for the benefit of GS Group. The deferred shares will be settled upon termination of board service. Each of Goldman Sachs and GS Group disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein.

     GSCP 2000 beneficially owns directly and its general partner, GS Advisors 2000 may be deemed to beneficially own indirectly 7,262,660 shares of Common Stock. GSCP 2000 Offshore beneficially owns directly and its general partner, GS Advisors 2000 may be deemed to beneficially own indirectly 2,638,973 shares of Common Stock. GSCP Germany 2000 beneficially owns directly and its general partner GS GmbH may be deemed to beneficially own indirectly 303,562 shares of Common Stock.

     GSCP Employee 2000 beneficially owns directly and its general partner GS Employee 2000 LLC may be deemed to beneficially own indirectly 2,306,145 shares of Common Stock. Bridge SO 2000 beneficially owns directly and its general partner Bridge SO 2000 LLC may be deemed to beneficially own indirectly 106,837 shares of Common Stock. Stone 2000 beneficially owns directly and its general partner Stone 2000 GP may be deemed to beneficially own indirectly 213,675 shares of Common Stock.

     GS Direct  2000  beneficially  owns  directly  and its  general  partner GS
     Employee 2000 LLC may be deemed to beneficially own indirectly 356,124 shares of Common Stock. PEP 2000 LP beneficially owns directly and its general partner PEP 2000 LLC may be deemed to beneficially own indirectly 412,941 shares of Common Stock. PEP 2000 Offshore LP beneficially owns directly and its general partner PEP 2000 Offshore Inc. may be deemed to beneficially own indirectly 141,944 shares of Common Stock. PEP Direct beneficially owns directly and its general partner PEP Direct LLC may be deemed to beneficially own indirectly 157,364 shares of Common Stock.